Exhibit 10.3

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

NYMEX HOLDINGS, INC.

NOTICE OF GRANT OF STOCK OPTION

Conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock,                      (the “Grantee”) has been granted an option (the “Option”) to purchase certain shares of NYMEX Holdings, Inc. common stock, par value $0.01 per share (the “Stock”), pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

Grant Date:	November 17, 2006

Number of Option Shares:

Exercise Price (per share):	$59.00

Expiration Date:	November 17, 2014

Tax Status of Option:	Non-Qualified Stock Option

Vested Shares: Except as provided below, and provided that the Grantee’s Service has not terminated prior to any applicable date set forth below, the number of Vested Shares as of each date set forth below shall be:

Vesting Date	Percentage Vested
November 17, 2007	25%
November 17, 2008	25%
November 17, 2009	25%
November 17, 2010	25%

Notwithstanding the foregoing, all Options awarded hereunder shall 100% vest if the Grantee is terminated without Cause or terminates as a result of a Constructive Discharge during the eighteen (18) month period following a Change in Control.

By signing below, the Grantee hereby agrees that the Option is governed by this Notice, and by the provisions of the Plan and the attached Terms and Conditions, both of which are incorporated herein and made a part of this document. The Grantee acknowledges receipt of a copy of the Plan and the attached Terms and Conditions, represents that the Grantee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. Capitalized terms used in this Notice and the attached Terms and Conditions shall have the meaning assigned in the Plan, unless otherwise indicated. This Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

NYMEX HOLDINGS, INC.		GRANTEE

By:
Name:		Name:
Title:
Address:	One North End Avenue World Financial Center New York, NY 10282-1101	Address:

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

TERMS AND CONDITIONS

Pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), and conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock, NYMEX Holdings, Inc., a Delaware corporation (together with all successors thereto, the “Company”), the person (the “Grantee”) named in the Notice of Grant of Stock Option (the “Notice”) to which these Terms and Conditions are attached is hereby granted an option (together with the Notice, referred to herein as the “Option”) to purchase on or prior to the expiration date specified in the Notice (the “Expiration Date”), or such earlier date as is specified herein, all or any part of the number of shares of Stock of the Company indicated in the Notice (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares,” each as adjusted pursuant to Section 15 of the Plan), at the exercise price per share specified in the Notice (the “Exercise Price”), subject to these Terms and Conditions, the Notice and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Notice and the Plan (as applicable).

If this Option is designated as an Incentive Stock Option in the Notice, this Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code. To the extent that any portion of this Option does not so qualify as an Incentive Stock Option or, if this Option is designated as a Non-Qualified Stock Option in the Notice, it shall be deemed a Non-Qualified Stock Option. The Grantee should consult with the Grantee’s own tax advisor regarding the tax effects of this Option (and any requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements).

1. Exercise of Option.

(a) The Grantee may exercise this Option only by delivering (1) an exercise notice (an “Exercise Notice”) in substantially the form of Appendix A attached hereto to the Company’s Chief Financial Officer or, if none, the Chief Executive Officer, indicating his or her election to purchase some or all of the Option Shares with respect to which this Option has vested at the time of delivery of such Exercise Notice (which amount shall be specified in the Exercise Notice), and (2) payment in full of the aggregate Exercise Price; provided that such exercise shall be effective only upon receipt by such officer of the Exercise Notice and the aggregate Exercise Price. Payment of the aggregate Exercise Price for the Option Shares elected to be purchased by the Grantee may be made by one or more of the following methods:

(i) in cash, by certified or bank check, or other instrument acceptable to the Board in U.S. funds payable to the order of the Company in an amount equal to the aggregate Exercise Price of such Option Shares;

(ii) by the Grantee delivering to the Company a promissory note in a form approved by the Board, if the Board has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of the Grantee’s Option; provided that at least so much of the Exercise Price as represents the par value of the shares of Stock to be issued shall be paid other than with a promissory note if otherwise required by state law;

(iii) if permitted by the Board, (x) by having the Company withhold from such Option Shares shares having a Fair Market Value equal to the aggregate Exercise Price of the Option Shares, (y) through the delivery (or attestation to the ownership) of shares of Stock that have

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

been purchased by the Grantee on the open market or that have been held by the Grantee for at least six (6) months and are not subject to restrictions under any plan of the Company, (z) by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the aggregate Exercise Price of such Option Shares, provided that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; or

(iv) a combination of the payment methods set forth in clauses (i), (ii) and (iii) above, if applicable.

(b) The Company shall not be required to issue fractional shares upon the exercise of this Option.

2. Subject to Plan.

Notwithstanding anything in these Terms and Conditions or the Notice to the contrary, to the extent of any conflict between the terms of the Plan, these Terms and Conditions and the Notice, the terms of the Plan shall control.

3. Transferability.

This Option is personal to the Grantee and is not transferable by the Grantee in any manner other than by will or by the laws of descent and distribution; provided that if this Option is designated as a Non-Qualified Stock Option, such Non-Qualified Stock Option may also be transferred with the prior written consent of the Company by the Grantee, without consideration for the transfer, to any of the Grantee’s Family Members (the “Permitted Transferees”), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan, the Notice and these Terms and Conditions, and all references to the Grantee herein shall be deemed to include the Permitted Transferee. This Option may be exercised during the Grantee’s lifetime only by the Grantee (or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity) or by a Permitted Transferee pursuant to this Section 3.

4. Effect of Certain Transactions.

Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or parent or subsidiary of the Company) as a result of which the holders of the Company’s outstanding Common Stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 15 of the Plan (an “Assumption”), this Option shall terminate. In the event of such termination, the Grantee shall be permitted to exercise the Option prior to the anticipated effective date of the Transaction to the extent the Option is then vested and exercisable; provided, however, that the Grantee may, but will not be required to, condition such exercise upon the effectiveness of the Transaction.

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

5. Lock-up Provision.

In connection with a public offering by the Company of its Common Stock, the Grantee (including any Permitted Transferee), if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period to be determined by the managing underwriter. For purposes of this Section 5, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.

6. Restrictive Covenants.

(a) Non Competitive Behavior. Grantee understands, acknowledges and agrees that the Award contemplated herein is offered, in part, based on his being bound by the requirements of Section 6 of the Employment Agreement dated as of March 31, 2003, as subsequently amended March 31, 2006 and as further amended as of November 17, 2006, by and between the Company and the Grantee (“Employment Agreement”), the terms of such Section 6 of the Employment Agreement are incorporated herein by reference.

(b) Forfeiture. If, at any time following the Grant Date, the Grantee’s Service to the Company is terminated by the Company for Cause, or the Grantee violates the terms of this Section 6, all Option Shares shall immediately expire and shall no longer be exercisable by the Grantee, and all Issued Shares then-held by the Grantee shall be immediately forfeited to the Company (and the Grantee hereby acknowledges and agrees that the Company may take any and all actions it deems appropriate to effect such forfeiture); provided, however, if the Grantee has sold or otherwise transferred the Issued Shares prior to any required forfeiture hereunder, then the Grantee agrees to pay to the Company an amount equal to the difference between the aggregate Fair Market Value (determined as of the date of termination or breach, as applicable) of the Issued Shares the Grantee held prior to such sale or transfer over the aggregate Exercise Price for such Issued Shares.

(c) Survival of Acknowledgements and Agreements. The Grantee’s acknowledgements and agreements set forth in this Section 6 will survive the termination of the Options, Issued Shares and/or the termination of the Employment Agreement or Grantee’s Service to the Company for any reason or for no reason.

7. Constructive Discharge.

A “Constructive Discharge” termination means that the Grantee voluntarily terminates his employment upon (or in connection with) or within the 18 month period following a Change in Control after the occurrence of any of the following: (i) a material diminution in the Grantee’s position, authority, duties, responsibilities or status (including without limitation diminution in: office, title, reporting relationships, level of responsibility, scope of authority, sophistication of work,

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

or material diminution of number of direct reports, among other things) as in effect immediately prior to the Change in Control, (ii) a reduction in the Grantee’s base salary from his or her highest base salary in effect at any time within 12 months preceding the Change in Control, (iii) the Grantee’s involuntary cessation of participation in any compensation plan in which he or she participated immediately prior to the Change in Control (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Grantee’s participation relative to similarly situated employees, (iv) without the Grantee’s express written consent, relocation of Grantee’s work situs to a location that is not in the New York City metropolitan area, or (v) the failure of the Company to obtain an agreement satisfactory to the Grantee from any successor to the Company to assume and agree to perform the Company’s obligations under this Agreement or any other agreement between the Grantee and the Company. For these purposes, the Grantee will be deemed to have voluntarily terminated his employment based on a Constructive Discharge “in connection with” a Change in Control prior to the closing date of a Change in Control if any of the occurrences identified above occur on or after the date the Company formally begins to consider a Change in Control or has knowledge that a Change in Control is imminent, and a Change in Control actually occurs.

8. Miscellaneous Provisions.

(a) Integrated Agreement. The Notice, the Plan and these Terms and Conditions constitute the entire understanding and agreement between the Grantee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of these Terms and Conditions shall survive any exercise of this Option and shall remain in full force and effect.

(b) Change and Modifications. The Board may terminate or amend the Plan or this Option at any time; provided, however, that except as provided in Section 4 hereof in connection with a Transaction, no such termination or amendment may adversely affect this Option without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law, rule or regulation or, to the extent that this Option is designated as an Incentive Stock Option, is required to enable this Option to continue to qualify as an Incentive Stock Option.

(c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or one (1) business day after deposit with a nationally recognized expedited delivery service, such as Federal Express. Notices to the Company or the Grantee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

Appendix A

STOCK OPTION EXERCISE NOTICE

Form for Unregistered Shares

NYMEX Holdings, Inc.
One North End Avenue
World Financial Center
New York, NY 10282-1101
Attention: Chief Financial Officer	Date:

Pursuant to the terms of the Notice of Grant of Stock Option dated                      and the accompanying Terms and Conditions granted pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan and entered into by NYMEX Holdings, Inc. (the “Company”) and me on such date, I hereby partially/fully exercise circle one such option by including herein payment in the amount of $             representing the purchase price for                      shares of the Company’s common stock, all of which have vested in accordance with the Notice of Grant of Stock Option. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan, the Notice of Grant of Stock Option, and the accompanying Terms and Conditions, copies of which I have received and carefully read and understand, to all of which I hereby expressly assent.

I hereby represent that I am purchasing the shares of common stock for my own account and not with a view to any sale or distribution thereof. I understand that such shares cannot be resold unless they are registered in accordance with the Securities Act of 1933, as amended, or pursuant to an exemption from such registration requirements. I further understand that Rule 144, promulgated under the Securities Act of 1933, as amended, which permits limited public resale of securities acquired in a nonpublic offering is available only if certain conditions are satisfied. I acknowledge that any sale of such shares that might be made in reliance on Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon my request. Finally, I agree that, if the option is designated as an “incentive stock option” in the Notice of Grant of Stock Option, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the option or within two (2) years of the date of grant of the option.

Sincerely yours,

Signature:
Print Name:
Address:

Telephone:
e-mail:

IPO OPTION GRANT—INDIVIDUALS WITH

EXISTING EMPLOYMENT AGREEMENTS

Appendix A

STOCK OPTION EXERCISE NOTICE

Form for Registered Shares

NYMEX Holdings, Inc.
One North End Avenue
World Financial Center
New York, NY 10282-1101
Attention: Chief Financial Officer	Date:

Pursuant to the terms of the Notice of Grant of Stock Option dated                      and the accompanying Terms and Conditions granted pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan and entered into by NYMEX Holdings, Inc. (the “Company”) and me on such date, I hereby partially/fully exercise circle one such option by including herein payment in the amount of $             representing the purchase price for                      shares of the Company’s common stock, all of which have vested in accordance with the Notice of Grant of Stock Option. I hereby authorize payroll withholding or otherwise will make adequate provision for federal, state, foreign and local tax withholding obligations of the Company, if any, that arise in connection with the option.

I acknowledge that the shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Plan, the Notice of Grant of Stock Option, and the accompanying Terms and Conditions, copies of which I have received and carefully read and understand, to all of which I hereby expressly assent.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the shares.

I agree that, if the option is designated as an “incentive stock option” in the Notice of Grant of Stock Option, that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the shares acquired pursuant to the option within one (1) year from the date of exercise of all or part of the option or within two (2) years of the date of grant of the option.

Sincerely yours,

Signature:
Print Name:
Address:

Telephone:
e-mail: